As filed with the Securities and Exchange Commission on April 25, 2013

Registration No. 333-171298

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware	84-1611629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Newmont Mining Corporation

2005 Stock Incentive Plan

(Full title of the plan)

Stephen P. Gottesfeld

Executive Vice President, General Counsel and Corporate Secretary

Newmont Mining Corporation

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Name and address of agent for service)

(303) 863-7414

(Telephone number, including area code, of agent for service)

Copy to:

Laura M. Sizemore

David M. Johansen

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Tel: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Newmont Mining Corporation, a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 (File No. 333-171298) filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2010 (the “Prior Registration Statement”) with respect to shares of the Registrant’s common stock, par value $1.60 per share (“Common Stock”), thereby registered for offer or sale pursuant to the Newmont Mining Corporation 2005 Stock Incentive Plan (the “Prior Plan”).

The Registrant has since adopted a new equity incentive plan, the Newmont Mining Corporation 2013 Stock Incentive Compensation Plan (the “2013 Plan”), which replaced the Prior Plan as of April 24, 2013, the date the Registrant’s stockholders approved the 2013 Plan. No future awards will be made under the Prior Plan after April 24, 2013. Accordingly, the Registrant hereby deregisters 6,800,000 shares of Common Stock, which were originally registered under the Prior Registration Statement (the “Carryover Shares”) and which remain available for offer and sale under the Prior Registration Statement.

Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 (the “Registration Statement”) to register the shares of Common Stock now available for offer or sale pursuant to the 2013 Plan, including but not limited to the Carryover Shares. Any shares of Common Stock previously registered under the Prior Registration Statement and not utilized as Carryover Shares will remain registered under the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 25th day of April, 2013.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of April, 2013.

Signature	Title

*
Gary J. Goldberg	President, Chief Executive Officer and Director (Principal Executive Officer)

*
Russell Ball	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

*
Christopher S. Howson	Vice President and Controller (Principal Accounting Officer)

*
Vincent A. Calarco	Non-Executive Chairman of the Board

*
Bruce R. Brook	Director

*
J. Kofi Bucknor	Director

*
Joseph A. Carrabba	Director

*
Noreen Doyle	Director

*
Veronica M. Hagen	Director

*
Jane Nelson	Director

*
Donald C. Roth	Director

*
Simon R. Thompson	Director

*	By:	/s/ Stephen P. Gottesfeld
Name: Stephen P. Gottesfeld
as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Documents

24	Power of Attorney of certain officers and directors.